EXHIBIT 99.1

MANNY CHIRICO TO RETIRE FROM PVH CORP. BOARD OF DIRECTORS; HENRY NASELLA
TO SUCCEED CHIRICO AS CHAIRMAN

Marks successful conclusion of leadership transition

NEW YORK – (BUSINESS WIRE) – October 21, 2021 – PVH Corp. [NYSE: PVH] announced today that Manny Chirico, Chairman of the Board of Directors, will retire from the Board effective December 31, 2021. Henry Nasella, who currently serves as Presiding Director, will become the independent, non-executive Chairman at that time.
Mr. Chirico was first named to the Board in 2006 and became Chairman in 2007. He served as the company’s Chief Executive Officer from 2006 until February 2021, when Stefan Larsson succeeded him.
Mr. Nasella joined PVH’s Board of Directors in 2003 and has been the Presiding Director since 2007.
Mr. Nasella commented: “This brings to a successful conclusion the succession plan put in place as we transferred leadership to Stefan from Manny. On behalf of the Board, we thank Manny for his dedication and support in ensuring a smooth transition, as well as for his leadership as Chairman and many contributions to PVH over the course of his career. I am honored to succeed him as Chairman.”
“We are deeply grateful to Manny for his leadership and wish him every success in the future,” said Mr. Larsson. “Henry has played a critical role as our lead independent director. As we build the next growth chapter for PVH, we look forward to his continued board leadership and contributions based on his deep experience in the retail and consumer sectors. With the Board’s guidance, we remain focused on driving an accelerated recovery to position PVH to win in the ‘new normal’ for our industry and building on our already strong foundation for sustainable, long-term growth – powered by our iconic global brands, Calvin Klein and TOMMY HILFIGER.”
Mr. Chirico said, “It has been an honor to play a role in PVH’s long and successful history. I am excited about the future of PVH and am certain that under Stefan’s exceptional leadership and the guidance of Henry and the Board, the company will continue to be a leader in the fashion industry, guided by its values and focused on driving fashion forward for good for its investors, associates, consumers and other stakeholders around the world.”
The number of directors constituting the full Board will be decreased to 11 in connection with Mr. Chirico’s retirement. Mr. Nasella will be eligible to stand for reelection to the Board at the 2022 Annual Meeting of Stockholders.
About PVH Corp.
PVH is one of the world’s largest and most admired fashion companies, connecting with consumers in over 40 countries. Our global iconic brands include Calvin Klein and TOMMY HILFIGER. Our 140-year history is built on the strength of our brands, our team and our commitment to drive fashion forward for good. That’s the Power of Us. That’s the Power of PVH.
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PVH Corp.

Dana Perlman                                                                                        Cindy Leggett-Flynn
(212) 381-3502                                                                                     908-255-7159 (m)
investorrelations@pvh.com                                                                communications@pvh.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; and (ii) the other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.